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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in this registration statement on Form S-3 (the "Registration Statement") of Mission Resources Corporation (the "Company"), and to the incorporation by reference into the Registration Statement of information relating to the Company's estimated domestic proved reserves as of December 31, 2001, December 31, 2002 and December 31, 2003 set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and as of July 1, 2004 set forth in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2004.


                                     Netherland, Sewell & Associates, Inc.


                                     By:  /s/ J. Carter Henson, Jr.
                                        -----------------------------------
                                          J. Carter Henson, Jr.
                                          Senior Vice President

Houston, Texas
September 23, 2004